Exhibit 10.8

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

[                ],

among

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.,

THE SUBSIDIARIES OF

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

IDENTIFIED HEREIN

and

BANK OF AMERICA, N.A.,

as Administrative Agent

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Defined Terms	1
SECTION 1.02. Other Defined Terms	1

ARTICLE II

Guarantee

SECTION 2.01. Guarantee	4
SECTION 2.02. Guarantee of Payment; Continuing Guarantee	4
SECTION 2.03. No Limitations	4
SECTION 2.04. Reinstatement	5
SECTION 2.05. Agreement to Pay; Subrogation	5
SECTION 2.06. Information	6
SECTION 2.07. Keepwell	6

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge	6
SECTION 3.02. Delivery of the Pledged Equity Interests	7
SECTION 3.03. Representations and Warranties	7
SECTION 3.04. Covenants	9
SECTION 3.05. Registration in Nominee Name; Denominations	12
SECTION 3.06. Voting Rights; Dividends and Interest	12

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default	14
SECTION 4.02. Application of Proceeds	16
SECTION 4.03. Securities Act	16
SECTION 4.04. Information	17

ARTICLE V

Indemnity, Subrogation, Contribution and Subordination

SECTION 5.01. Indemnity and Subrogation	17
SECTION 5.02. Contribution and Subrogation	18
SECTION 5.03. Subordination	18

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices	19

Schedules

Schedule I Subsidiary Loan Party Information

Schedule II Pledged Equity Interests

Exhibits

Exhibit I Form of Supplement

GUARANTEE AND COLLATERAL AGREEMENT dated as of [                ], 2017 (this “Agreement”), among Americold Realty Operating Partnership, L.P., the Subsidiary Loan Parties from time to time party hereto and Bank of America, N.A. as administrative agent and collateral agent (in such capacity, the “Administrative Agent”).

Reference is made to the Credit Agreement dated as of [________] (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), Americold Realty Trust, the several Lenders and the Letter of Credit Issuers from time to time party thereto and the Administrative Agent. The Lenders and Letter of Credit Issuers have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders and the Letter of Credit Issuers to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Letter of Credit Issuers to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein and defined in the Credit Agreement shall have the meaning specified in the Credit Agreement. Each other term used but not defined herein that is defined in the New York UCC (as defined herein) shall have the meaning specified in the New York UCC. The term “Instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.2 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” has the meaning assigned to such term in the Preamble hereto.

“Agreement” has the meaning assigned to such term in the Preamble hereto.

“Borrower” has the meaning assigned to such term in the Recitals hereto.

“Claiming Party” has the meaning assigned to such term in Section 5.02.

“Collateral” has the meaning assigned to such term in Section 3.01.

“Contributing Party” has the meaning assigned to such term in Section 5.02.

“Credit Agreement” has the meaning assigned to such term in the Recitals hereto.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“Grantors” means, collectively, (a) the Qualified Asset Guarantors and the Other Guarantors and (b) with respect to (i) the Secured Swap Obligations and Secured Cash Management Obligations owing by any Loan Party or any Subsidiary of a Loan Party (other than the Borrower) and (ii) the payment and performance by each Specified Loan Party of its Guarantee Obligations with respect to all Secured Swap Obligations, the Borrower.

“Guarantors” means, collectively, the Borrower and each Subsidiary Loan Party.

“Indemnified Amount” has the meaning assigned to such term in Section 5.02.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Perfection Certificate” means the Perfection Certificate dated as of the Closing Date delivered by the Borrower to the Administrative Agent pursuant to Section 7.1(d)(v) of the Credit Agreement.

“Permitted Assignment” has the meaning assigned to such term in Section 3.04(e).

“Pledged Capital Stock” means (i) all shares of Capital Stock of any corporation that is a Guarantor, including all shares of Capital Stock set forth on Schedule II under the heading “Pledged Capital Stock” (as such schedule may be supplemented from time to time pursuant hereto), and any certificates, instruments and other documents representing such shares and any interest of any Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, (ii) all rights to participate in the economics of the issuer of such shares, including all profits and losses and all rights to receive substitutions, additions, interest, dividends and other distributions from the issuer of such shares and all capital accounts of the issuer of such shares and (iii) all rights to participate in the management of the business and affairs of the issuer of such shares, including all voting rights and rights to information.

“Pledged Equity Interests” means all Pledged Capital Stock, all Pledged LLC Interests and all Pledged Partnership Interests.

“Pledged LLC Interests” means (i) all interests in any limited liability company that is a Guarantor and each series thereof, including all limited liability company interests set forth on Schedule II under the heading “Pledged LLC Interests” (as such schedule may be supplemented from time to time pursuant hereto), and any certificates, instruments and other documents representing such limited liability company interests and any interest of any Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest, (ii) all rights to participate in the economics of the issuer of such interests, including all profits and losses and all rights to receive substitutions, additions, interest, dividends and other distributions from the issuer of such interests and all capital accounts of the issuer of such interests, (iii) all rights to participate in the management of the business and affairs of the issuer of such interests, including all voting rights and rights to information and (iv) the status of being a “member” (or analogous term) of the issuer of such interests, including all rights under the formation document or the operating or limited liability agreement (or similar document), including the applicable Pledged Partnership/LLC Agreement, of the issuer of such interests.

“Pledged Partnership Interests” means (i) all interests in any general partnership, limited partnership, limited liability partnership or other partnership that is a Guarantor, including all partnership interests set forth on Schedule II under the heading “Pledged Partnership Interests” (as such schedule may be supplemented from time to time pursuant hereto), and any certificates, instruments and other documents representing such partnership interests and any interest of any Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest, (ii) all rights to participate in the economics of the issuer of such interests, including all profits and losses and all rights to receive substitutions, additions, interest, dividends and other distributions from the issuer of such interests and all capital accounts of the issuer of such interests, (iii) all rights to participate in the management of the business and affairs of the issuer of such interests, including all voting rights and rights to information and (iv) the status of being a “partner” (or analogous term) of the issuer of such interests, including all rights under the formation document or the partnership, operating, or limited liability agreement (or similar document), including the applicable Pledged Partnership/LLC Agreement, of the issuer of such interests.

“Pledged Partnership/LLC Agreement” has the meaning assigned to such term in Section 3.04(e).

“Pledged Securities” means any and all certificates, instruments or other documents representing or evidencing any Collateral, including, without limitation, all stock certificates, unit certificates and limited liability membership interest certificates now or hereafter included in the Collateral.

“Qualified ECP Guarantor” means, in respect of any Secured Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee Obligation or grant of the relevant security interest becomes or would become effective with respect to such Secured Swap Obligation and each other Loan Party that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by guaranteeing or entering into a keepwell in respect of obligations of such other person under Section la(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant under the Commodity Exchange Act (determined prior to giving effect to Section 2.07).

“Subsidiary Loan Parties” means, collectively, (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement after the Closing Date.

“Supplement” means an instrument substantially in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Uniform Commercial Code” shall mean the New York UCC; provided, however, that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, “Uniform Commercial Code” shall mean those personal property security laws as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that, except as otherwise expressly provided in Section 6.11, it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. No Limitations. (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 6.11, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise (other than a defense of the indefeasible payment in full in cash of all the Obligations or the performance in full of all the Obligations). Without limiting the generality of the foregoing, except as otherwise expressly provided in Section 6.11, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Administrative Agent or any other Secured Party for any of the Obligations; (iv) any default, failure or delay, wilful or otherwise, in the performance of any of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations or the performance in full of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations or the performance in full of all the Obligations. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash (other than any Secured Cash Management Obligations, Secured Swap Obligations or contingent indemnification obligations and other contingent obligations not then due or asserted). To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that this Agreement and its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article V.

SECTION 2.06. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Specified Loan Party to honor all of its obligations under this Agreement in respect of Secured Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.07 or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.07 shall remain in full force and effect until the indefeasible payment in full in cash of all the Obligations (other than Secured Cash Management Obligations, Secured Swap Obligations or contingent indemnification obligations and other contingent obligations, in each case not then due or asserted). Each Qualified ECP Guarantor intends that this Section 2.07 constitute, and this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. (a) As security for the payment and performance in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all such Grantor’s right, title and interest in, to and under: (i) all Pledged Equity Interests; (ii) all other property of such Grantor that may be delivered to and held by the Administrative Agent pursuant to the terms of Section 3.01, Section 3.02 or Section 3.04; (iii) subject to Section 3.06, all other rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (i) and (ii) above; and (iv) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (iv) above being collectively referred to as the “Collateral”).

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment. Each Grantor agrees to provide the information required for any such filing to the Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Administrative Agent (or its designee) to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

SECTION 3.02. Delivery of the Pledged Equity Interests. (a) Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Equity Interests that constitute Pledged Securities (i) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) promptly (and, in any event, within thirty (30) days or as otherwise agreed in the sole discretion of the Administrative Agent) after the acquisition (by purchase, dividend or otherwise) thereof (and in any event as required under the Credit Agreement), in the case of any such Pledged Equity Interests that constitute Pledged Securities acquired (by purchase, dividend or otherwise) by such Grantor after the date hereof.

(b) Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed by the applicable Grantor in blank or other undated instruments of transfer satisfactory to the Administrative Agent and such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Collateral shall be accompanied by undated proper instruments of assignment duly executed by the applicable Grantor in blank and such other instruments and documents as the Administrative Agent may reasonably request.

(c) If any Grantor shall acquire (by purchase, dividend or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Grantor, in addition to the actions required to be taken pursuant to Sections 3.02(a) and (b), shall deliver a schedule providing the information required by Schedule II with respect to any Pledged Equity Interests included in such additional Collateral; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Equity Interests. Each schedule so delivered after the date hereof shall be deemed attached hereto and made a part hereof as a supplement to Schedule II and any prior schedules so delivered.

SECTION 3.03. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule I sets forth the true and correct legal name of each Grantor, its jurisdiction of organization and the location of its chief executive office;

(b) Schedule II sets forth a true and complete list, with respect to each Grantor, of all the Pledged Equity Interests owned by such Grantor and the percentage of the issued and outstanding units of each class of the Capital Stock of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor (other than any Pledged Equity Interests that are not yet required to have been delivered to the Administrative Agent under the terms of this Agreement or the Credit Agreement);

(c) the Pledged Equity Interests have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

(d) except for the security interests granted hereunder and Permitted Equity Encumbrances, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Equity Interests indicated on Schedule II as owned by such Grantor and (ii) holds the same free and clear of all Liens;

(e) except as disclosed on Schedule II and except for restrictions and limitations imposed by the Loan Documents, Permitted Equity Encumbrances or securities laws generally, and, in the case of clause (ii) below, (i) the Collateral is and will continue to be freely transferable and assignable and (ii) none of the Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(f) each of the Grantors has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated;

(g) no consent or approval of any Governmental Authority, any securities exchange or any other Person was, is or will be required for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(h) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Equity Interests are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Equity Interests as security for the payment and performance of the Obligations and such lien is and shall be prior to any other Lien on such Pledged Equity Interests;

(i) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Collateral as set forth herein and all action by any Grantor necessary or desirable to protect and perfect the lien on the Collateral has been duly taken;

(j) the Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Closing Date;

(k) the Uniform Commercial Code financing statements are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Collateral in which a security interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to any such Collateral in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements; and

(l) the security interest granted in Section 3.01 constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 3.03(k), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions.

SECTION 3.04. Covenants. (a)    Each Grantor agrees (i) to be bound by the provisions of Section 8.10 of the Credit Agreement with the same force and effect, and to the same extent, as if each reference therein to the Borrower were a reference to such Grantor, (ii) to not effect any change to such Grantor’s (A) legal name, (B) location of its chief executive office, (C) identity or organizational structure, (D) Federal Taxpayer Identification Number or organizational identification number, if any, or (E) jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (1) such Grantor shall have given the Administrative Agent prior written notice (in the form of a certificate signed by a Responsible Officer), or such other notice period agreed to by the Administrative Agent, of its intention to do so, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (2) such Grantor shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable, (iii) to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the foregoing clause (ii), and (iii) to be bound by the provisions of Sections 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.11, 8.12, 8.13(c) and 8.19 of the Credit Agreement, in each case to the extent such provisions relate to such Grantor or its assets, with the same force and effect, and to the same extent, as if such Grantor were a party to the Credit Agreement.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 8.1(a) of the Credit Agreement, the Borrower shall deliver to the Administrative Agent a certificate executed by a Financial Officer of the

Borrower setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or, if more recent, the date of the most recent certificate delivered pursuant to this Section 3.04(b).

(c) Each Grantor (i) shall, at its own expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien other than Permitted Equity Encumbrances and (ii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than Permitted Equity Encumbrances and transfers made in compliance with the Credit Agreement.

(d) Each Pledged Equity Interest that constitutes a Pledged Security now or hereafter acquired (by purchase, dividend or otherwise) by any Grantor shall be a “security” within the meaning of Article 8 of the Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code; and such certificate shall be delivered to the Administrative Agent in accordance with Section 3.02(a).

(e) Each Grantor that is a member, manager and/or partner of an issuer of a Pledged LLC Interest or a Pledged Partnership Interest and each Grantor that is an issuer of a Pledged LLC Interest or Pledged Partnership Interest hereby (1) grants its irrevocable consent under each limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement to which such Grantor is a party and relating to any Pledged LLC Interests or Pledged Partnership Interests (as amended, restated, supplemented or otherwise modified from time to time, each a “Pledged Partnership/LLC Agreement”) to permit each member, manager and/or partner of such issuer (A) to pledge all of the Pledged LLC Interests or Pledged Partnership Interests in which such member, manager and/or partner has rights in connection herewith, and (B) to grant and collaterally assign to the Administrative Agent, for the benefit of the Secured Parties, a lien on and security interest in such Pledged LLC Interests or such Pledged Partnership Interests in accordance herewith and subject to the terms and limitations hereof and (2) irrevocably agrees that (A) the Administrative Agent, the Letter of Credit Issuers and/or the Lenders shall be entitled to exercise any and all of their rights and remedies against such Pledged LLC Interests or Pledged Partnership Interests pursuant to the Loan Documents, including, without limitation any rights to foreclose upon or otherwise effectuate an assignment of such Pledged LLC Interests or Pledged Partnership Interests in accordance therewith, and (B) in connection with the exercise of any remedies in accordance with the terms hereof, the Administrative Agent, the Letter of Credit Issuers and/or the Lenders (and/or any Affiliate of the Administrative Agent, the Letter of Credit Issuers and/or the Lenders and/or any entity formed by the Administrative Agent, the Letter of Credit Issuers and/or the Lenders) shall be entitled to be admitted as a partner (including as the general partner) or as a member (including as the managing member) of any issuer of Pledged LLC Interests or Pledged Partnership Interests, as the case may be, and/or make an assignment of all or any portion of such interest to any Person(s) who shall have the right to be admitted as partner(s) of or as member(s) of any such issuer, as the case may be (each of clauses (1)(A), (1)(B), (2)(A) and (2)(B) collectively, a “Permitted Assignment”). For the avoidance of doubt, any assignee of the Administrative Agent, the Letter of Credit Issuers and/or the Lenders that shall become a partner or a member of an issuer of Pledged Partnership Interests or Pledged

LLC Interests, as the case may be, pursuant to a Permitted Assignment (excluding any assignee that is an entity formed by the Administrative Agent, the Letter of Credit Issuers and/or the Lenders and continues to hold an interest as a partner of or member of such an issuer, as the case may be) shall thereafter be subject to the terms of this Section 3.04(e) or any subsequent assignment to be made by such partner or member, as the case may be.

(f) (3) to, upon any foreclosure by the Administrative Agent on such Pledged LLC Interests or such Pledged Partnership Interests (or any other sale or transfer of such Pledged LLC Interests or such Pledged Partnership Interests in lieu of such foreclosure), to the extent permitted by applicable law, transfer to the Administrative Agent (or to the purchaser or other transferee of such Pledged LLC Interests or Pledged Partnership Interests in lieu of such foreclosure) such member, manager and/or partner’s rights and powers to manage and control the affairs of the applicable issuer of Pledged LLC Interests or Pledged Partnership Interests, as the case may be, in each case, without any further consent, approval or action by any other party, including, without limitation, any other party to any Pledged Partnership/LLC Agreement or otherwise and (B) to provide that (1) the bankruptcy or insolvency of such member, manager and/or partner shall not cause such member, manager and/or partner to cease to be a holder of such Pledged LLC Interests or such Pledged Partnership Interests, (2) upon the occurrence of such an event, the applicable issuer shall continue without dissolution and (3) until such time as all the Obligations have been paid in full in cash (other than Secured Cash Management Obligations, Secured Swap Obligations or contingent indemnification obligations and other contingent obligations not then due or asserted), such member, manager and/or partner waives any right it might have to agree in writing to dissolve the applicable issuer upon the bankruptcy or insolvency of such member, manager and/or partner, or the occurrence of an event that causes such member, manager and/or partner to cease to be a holder of such Pledged LLC Interests or Pledged Partnership Interests.

(g) Subject to compliance with applicable law, no further consent, approval or action by any other party, including, without limitation, any other party to the applicable Pledged Partnership/LLC Agreement or otherwise shall be necessary to permit the Administrative Agent or its designee to be substituted as a member, manager or partner pursuant to Section 3.04 or 3.05. The rights, powers and benefits granted pursuant to this paragraph shall inure to the benefit of the Administrative Agent, on its own behalf and on behalf of the Secured Parties, and each of their respective successors, assigns and designees, as intended third party beneficiaries.

(h) Each Grantor and each issuer of a Pledged LLC Interest or a Pledged Partnership Interest agrees that (1) no Pledged Partnership /LLC Agreement shall be amended to be inconsistent with the provisions of this Agreement and (2) it shall not directly or indirectly, consent to, approve, authorize or otherwise suffer or permit any waiver, amendment, supplement, cancellation, termination or other modification of the partnership agreement, operating agreement, charter, certificate of incorporation, bylaws or other organizational documents of (A) the Company, the Borrower any Qualified Asset Guarantor or any Loan Party that is a direct owner of any Qualified Asset Guarantor, in each case if such waiver, amendment, supplement, cancellation, termination or modification would reasonably be expected to (x) adversely affect any Loan Party’s ability to repay the Obligations or (y) impair the rights or interests of the Administrative Agent or any Secured Party hereunder or under any

Loan Document or in any Collateral and (B) any other Subsidiary, in each case if such waiver, amendment, supplement, cancellation, termination or modification would reasonably be expected to result in a Material Adverse Effect.

(i) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, agreements and documents and take all such other actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Secured Parties’ security interest in the Collateral and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Secured Parties’ security interest in the Collateral and the filing and recording of any financing statements or other documents in connection herewith or therewith. Each Grantor will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created pursuant to this Agreement.

SECTION 3.05. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) (a) to hold the Pledged Equity Interests in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent and (b) to be substituted for the applicable Grantor as a member, manager or partner under the applicable Pledged Partnership/LLC Agreement (and the Administrative Agent or its designee shall have all rights, powers and benefits of such Grantor as a member, manager or partner, as applicable, under such Pledged Partnership/LLC Agreement in accordance with the terms of this Agreement). For the avoidance of doubt, such rights, powers and benefits of a substituted member, manager or partner shall include all voting and other rights and not merely the rights of an economic interest holder. Each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Equity Interests registered in the name of such Grantor. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Equity Interests for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of an Event of Default under Section 10.1(h) of the Credit Agreement, the Administrative Agent shall have notified the Grantors that the Grantors rights, in whole or in part, under this Section 3.06 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected materially and adversely to affect the rights inuring to a holder of any Collateral or the rights and remedies of any of the Administrative Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii) the Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 3.06(a)(i); and

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Equity Interests or received in exchange for Pledged Equity Interests or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral and, if received by any Grantor, and required to be delivered to the Administrative Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property (but shall be held separate and apart therefrom), shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative Agent in the form in which they shall have been received (with any endorsements, stock or note powers and other instruments of transfer requested by the Administrative Agent).

(b) Upon the occurrence and during the continuance of an Event of Default, and, other than in the case of an Event of Default under Section 10.1(h) of the Credit Agreement, after the Administrative Agent shall have notified the Grantors of the suspension of the Grantor’s rights under Section 3.06(a)(iii), all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 3.06(a)(iii), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal and other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the form in which they shall have been received (with any necessary endorsements, stock powers or other instruments of transfer). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 3.06(b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Obligations and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Administrative Agent has received from the Borrower satisfactory evidence relating to any such cure, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise have been permitted to retain pursuant to the terms of Section 3.06(a)(iii) and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, and, other than in the case of an Event of Default under Section 10.1(h) of the Credit Agreement, after the Administrative Agent shall have notified the Grantors of the suspension of the Grantors’ rights under Section 3.06(a)(i), all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 3.06(a)(i), and the obligations of the Administrative Agent under Section 3.06(a)(ii), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. Solely to the extent that any and all Events of Default have been cured or waived or otherwise cease to be continuing and the Administrative Agent has received a certificate from the Borrower certifying as such, each Grantor will have the right to exercise the voting and consensual rights that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 3.06(a)(i) (and the obligations of the Administrative Agent under Section 3.06(a)(ii) shall be reinstated).

(d) Any notice given by the Administrative Agent to the Grantors suspending the Grantors’ rights under Section 3.06(a): (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights and powers of the Grantors under Section 3.06(a)(i) or Section 3.06(a)(iii) in part without suspending all such rights or powers (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have the right to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to (a) subject to Section 3.06, vote all or any part of the Pledged Equity Interests (whether or not transferred into the name of the Administrative Agent) and give all consents, waivers and ratifications in respect of the Collateral and (b) sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized to take the actions set forth in Section 4.03. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-612 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations in accordance with Section 10.2 of the Credit Agreement (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct in accordance with Section 10.2 of the Credit Agreement.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any Lender to collect such deficiency. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Collateral of any Grantor shall not be applied to any Excluded Swap Obligation of such Grantor and shall instead be applied to other Obligations.

SECTION 4.03. Securities Act. In view of the position of the Grantors in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933 as now or hereafter in effect or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative

Agent if the Administrative Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Collateral, and shall be authorized to, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale may assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of potential purchasers (or a single purchaser) were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

SECTION 4.04. Information. If the Administrative Agent determines to exercise its right to sell any or all of the Collateral, upon written request, each Grantor shall, from time to time, furnish to the Administrative Agent all such information as the Administrative Agent may reasonably request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Administrative Agent as exempt transactions under the Federal Securities Laws and rules of the Securities and Exchange Commission, as the same are from time to time in effect.

ARTICLE V

Indemnity, Subrogation, Contribution and Subordination

SECTION 5.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 5.03), the Borrower agrees that (a) in the event a payment in respect of any Obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor (other than the Borrower) shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part any Obligation, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation. Each Guarantor and Grantor (other than the Borrower) (each such Guarantor or Grantor being called a “Contributing Party”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Grantor other than the Borrower shall be sold pursuant to any Collateral Document to satisfy any Obligation and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 5.01, such Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties on the date hereof (or, in the case of any Contributing Party becoming a party hereto pursuant to Section 6.12, the date of the supplement hereto executed and delivered by such Contributing Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall (subject to Section 5.03) be subrogated to the rights of such Claiming Party under Section 5.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a payment or sale of Collateral made to satisfy Obligations constituting Secured Swap Obligations, only those Contributing Parties for whom such Secured Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.

SECTION 5.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 5.01 and 5.02 and all other rights of the Guarantors and Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any other Guarantor or Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b) Each Guarantor and Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor, Grantor or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 12.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Borrower in the manner provided in Section 12.2 of the Credit Agreement.

SECTION 6.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Letter of Credit Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Letter of Credit Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Letter of Credit Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 12.1 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth herein or in any other Collateral Document to the extent such departure is not inconsistent with any limitation on the authority of the Administrative Agent set forth in the Credit Agreement.

(c) This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 6.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) The Guarantors and the Grantors jointly and severally agree to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 12.5 of the Credit Agreement as if each reference therein to the Borrower were a reference to the Guarantors and Grantors.

(b) The Guarantors and Grantors jointly and severally agree to indemnify and hold harmless each Indemnitee as provided in Section 12.5 of the Credit Agreement as if each reference to the Borrower therein were a reference to the Guarantors and Grantors.

(c) Any amounts payable hereunder, including as provided in Section 6.03(a) or 6.03(b), shall be additional Obligations secured hereby and by the other Collateral Documents. All amounts due under Section 6.03(a) or 6.03(b) shall be payable promptly after written demand therefor.

(d) To the extent permitted by applicable law, no Guarantor or Grantor shall assert, or permit any of its subsidiaries to assert, and each Guarantor and Grantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE GUARANTEES AND SECURITY INTERESTS CREATED HEREBY, EACH SECURED PARTY ACKNOWLEDGES THE PROVISIONS OF ARTICLE XI OF THE CREDIT AGREEMENT AND AGREES TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

SECTION 6.04. Survival. All covenants, agreements, representations and warranties made hereunder, in any other Loan Document and in any document, certificate or statement delivered pursuant hereto or thereto, or in connection herewith or therewith, shall survive the execution and delivery hereof and thereof and the making of the Loans and other extensions of credit hereunder. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Letter of Credit Issuer and each Lender, regardless of any investigation made by the Administrative Agent, any Letter of Credit Issuer or any Lender or on their behalf and notwithstanding that the Administrative Agent, any Letter of Credit Issuer or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Loan or L/C Credit Extension, and shall continue in full force and effect until Payment in Full. The provisions of Section 6.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans, the expiration or termination of the Letters of Credit (other than any Letter of Credit that has been Cash Collateralized) and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 6.05. Counterparts; Effectiveness; Successors and Assigns. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by any Loan Party shall be null and void), except as expressly contemplated by this Agreement or the Credit Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6.06. Severability. If any provision of this Agreement is prohibited, illegal, invalid or unenforceable in any jurisdiction, (a) such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and (b) the parties shall endeavor in good faith negotiations to replace the prohibited, illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the prohibited, illegal, invalid or unenforceable provisions..

SECTION 6.07. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably and unconditionally: (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 12.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of the

Administrative Agent or any Secured Party to sue or bring an enforcement action relating to this Agreement, including any such action or proceeding in connection with the exercise of remedies with respect to the Collateral, in any other jurisdiction.

SECTION 6.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM THEREIN (IN EACH CASE, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.08.

SECTION 6.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 6.10. Security Interest Absolute. All rights of the Administrative Agent hereunder, the grant of the security interest in the Collateral and all obligations of each Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Obligations or this Agreement.

SECTION 6.11. Termination or Release. (a) This Agreement, the Guarantee Obligations made herein and all security interests granted hereby shall, subject to Section 2.04, terminate and be released (all without delivery of any instrument or performance of any act by any Person) upon Payment in Full.

(b) A Subsidiary Loan Party shall automatically be released from its Guarantee Obligations under the Loan Documents, and all security interests created by the Collateral Documents in Collateral with respect to such Subsidiary Loan Party shall be automatically released free and clear of the Liens created hereby (x) as required by the Administrative Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to this Agreement or (y) upon such Collateral becoming an ownership interest in any Excluded Subsidiary solely to the extent permitted by, and in accordance with the terms of, the Credit Agreement; provided that, if so required by the Credit Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In the event of any such termination or release, Schedule II to this Agreement shall be deemed to be modified to remove the Collateral with respect to which the security interests granted hereby have been so released.

(c) In connection with any termination or release pursuant to this Section 6.11, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section 6.11 shall be without recourse to or warranty by the Administrative Agent.

SECTION 6.12. Additional Subsidiaries. Pursuant to the Credit Agreement, certain Subsidiaries not party hereto on the Closing Date are required to enter in this Agreement. Upon the execution and delivery by the Administrative Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Subsidiary Loan Party, a Guarantor and a Grantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Loan Party. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Loan Party as a party to this Agreement.

SECTION 6.13. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their related parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

by
Name:
Title:

[OTHER SUBSIDIARY LOAN PARTIES]

by
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

by
Name:
Title:

Schedule I to

the Guarantee and

Collateral Agreement

Subsidiary Loan Party Information

Name	Jurisdiction of Organization	Chief Executive Office

Schedule II to

the Guarantee and

Collateral Agreement

Pledged Equity Interests

Pledged Capital Stock

Grantor	Stock Issuer	Certificate Number	Number and Class of Capital Stock	Percentage of Capital Stock

Pledged LLC Interests

Grantor	Limited Liability Company	Certificate Number	Number of LLC Interests	Percentage of LLC Interests

Pledged Partnership Interests

Grantor	Partnership	Certificate Number	Type of Partnership Interests	Percentage of Partnership Interests

Exhibit I to the

Guarantee and

Collateral Agreement

SUPPLEMENT NO. __ dated as of [●], 20[●] (this “Supplement”), to the Guarantee and Collateral Agreement dated as of [                ], 2017 (the “Collateral Agreement”), among Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and BANK OF AMERICA, N.A., a national banking association, as administrative and collateral agent (in such capacity, the “Administrative Agent”).

A. Reference is made to the Credit Agreement dated as of [                ], (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and the Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement and the Credit Agreement referred to therein, as applicable.

C. The Guarantors and Grantors have entered into the Collateral Agreement in order to induce the Lenders and the Letter of Credit Issuers to make extensions of credit to the Borrower under the Credit Agreement. Section 6.12 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party, a Loan Party, a Guarantor and a Grantor under the Collateral Agreement in order to induce the Lenders and the Letter of Credit Issuers to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.12 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Loan Party, a Subsidiary Loan Party, a Guarantor and a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as such, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it in such capacities and (b) represents and warrants that the representations and warranties made by it in such capacities thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as

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defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Loan Party,” “Subsidiary Loan Party,” “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law and hereby makes each of the representations and warranties applicable to a Grantor contained in the Collateral Agreement.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) Schedule I sets forth, as of the date hereof, the true and correct legal name of the New Subsidiary, its jurisdiction of organization and the location of its chief executive office and (b) Schedule II sets forth, as of the date hereof, a true and complete list of all the Pledged Equity Interests owned by the New Subsidiary and the percentage of the issued and outstanding units of each class of the Capital Stock of the issuer thereof represented by the Pledged Equity Interests owned by the New Subsidiary.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT, AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF RELATING TO THIS SUPPLEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction

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SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses, including the reasonable fees, charges and disbursements of counsel, incurred by it in connection with this Supplement, including the preparation, execution and delivery thereof.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

by
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

by
Name:
Title:

Schedule I

to Supplement No.      to the

Guarantee and

Collateral Agreement

New Subsidiary Loan Party Information

Name	Jurisdiction of Organization	Chief Executive Office

Pledged Equity Interests

Pledged Capital Stock

Grantor	Stock Issuer	Certificate Number	Number and Class of Capital Stock	Percentage of Capital Stock

Pledged LLC Interests

Grantor	Limited Liability Company	Certificate Number	Number of LLC Interests	Percentage of LLC Interests

Pledged Partnership Interests

Grantor	Partnership	Certificate Number	Type of Partnership Interests	Percentage of Partnership Interests